EXHIBIT 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS
AND INCREASES 2021 GUIDANCE
Conference call on Thursday, October 28, 2021, at 8:00 a.m. Central Time.
HOUSTON, Texas, October 27, 2021 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the third quarter of 2021.
Tom Ryan, the Company's Chairman and CEO, commented on third quarter results:
"Today we are reporting another strong quarter with earnings per share of $1.23 and net cash provided by operating activities of $241 million for the third quarter. Adjusted earnings per share of $1.16 grew 47% over the prior year quarter. The $0.37 growth in adjusted earnings per share is primarily driven by significant increases in the revenues and gross profits of both our funeral and cemetery operating segments.
Based on our continued outperformance, we are raising the midpoint of our full year 2021 adjusted earnings per share guidance by 95 cents to $4.30 and the midpoint of our adjusted operating cash flow guidance by $150 million to $888 million. This is the result of the increased funeral services performed and continued strong performance of preneed cemetery property sales that we expect to continue for the remainder of 2021.
Our associates dedication and focus during these difficult times continues to impress me as the results we are reporting today could not be achieved without their efforts. I would like to thank each and every one of you for continuing to do what you do best, which is helping our client families gain closure and healing through the process of grieving, remembrance, and celebration."
Third Quarter Highlights:
–Revenue grew $116 million over the prior year quarter to $1.03 billion.
–Gross profit grew almost $69 million over the prior year quarter.
–GAAP earnings per share were $1.23.
–Adjusted earnings per share grew $0.37, or 47%, over the prior year quarter to $1.16.
–Comparable funeral gross profit improved 400 bps to 28.1%.
–Comparable preneed funeral sales production grew $50 million, or 22%.
–Comparable cemetery gross profit improved 300 bps to 38.0%.
–Comparable preneed cemetery sales production grew $25 million, or 8%.
THIRD QUARTER SUMMARY
Details of our third quarter 2021 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue	$1,034.4	$918.2	$3,099.9	$2,541.2
Operating income	$304.3	$223.2	$892.2	$557.3
Net income attributable to common stockholders	$209.9	$127.4	$596.4	$314.9
Diluted earnings per share	$1.23	$0.72	$3.49	$1.74
Earnings excluding special items (1)	$197.7	$140.6	$583.0	$324.1
Diluted earnings per share excluding special items (1)	$1.16	$0.79	$3.41	$1.80
Diluted weighted average shares outstanding	170.0	178.1	171.1	180.5
Net cash provided by operating activities	$240.6	$195.1	$730.4	$559.4
Net cash provided by operating activities excluding special items (1)	$232.3	$195.1	$722.1	$559.4
(1) Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-
GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial
Measures” in the Appendix at the end of this press release.
•Diluted earnings per share were $1.23 in the third quarter of 2021 compared to $0.72 in the third quarter of 2020. The current year quarter was favorably impacted by $7.8 million of net gains on divestitures and impairment charges along with $8.3 million in other income received from a vendor waiver and release agreement. The prior year quarter was

1 Service Corporation International

negatively impacted by a $18.3 million in losses on early extinguishment of debt, net slightly offset by a $0.5 million of net gains on divestitures and impairment charges. Diluted earnings per share excluding special items was $1.16 in the third quarter of 2021 compared to $0.79 in the third quarter of 2020. The growth of $0.37, or 47%, is due to higher gross profit related to increases in funeral services performed, the funeral sales average, cemetery atneed and recognized preneed revenue, and higher recognized earnings from cemetery endowment care trust funds. Current period results also benefited from fewer shares outstanding and lower corporate and general administrative expenses.
•Net cash provided by operating activities increased $45.5 million to $240.6 million in the third quarter of 2021 compared to $195.1 million in the third quarter of 2020. The third quarter of 2021 benefited from $8.3 million of cash received from a vendor waiver and release agreement. Net cash provided by operating activities excluding special items was $232.3 million in the third quarter of 2021 compared to $195.1 million in the third quarter of 2020. Strong growth in gross profit from our funeral and cemetery segments combined with the expected timing of lower cash tax payments was slightly offset by unfavorable working capital.
UPDATED OUTLOOK FOR 2021
The annual guidance ranges below reflect the continued uncertainty related to the impact of the COVID-19 pandemic. Our outlook for net cash provided by operating activities excluding special items reflects $21.5 million of payroll tax payments in 2021 that were deferred from 2020 as allowed under the CARES Act. We have also incurred or will incur normal payroll taxes in 2021 of approximately $40 million (which we were able to defer in 2020). These combined items represent $60 million of additional annual cash outflows when compared to 2020.

(Dollars in millions, except per share amounts)	Previous 2021 Outlook	Revised 2021 Outlook	Q4 Outlook
Diluted earnings per share excluding special items (1)	$3.20 - $3.50	$4.15 - $4.45	$0.74 - $1.04
Net cash provided by operating activities excluding special items (1)	$700 - $775	$850 - $925	$128 - $203
Cash taxes included in Net cash provided by operating activities excluding special items (1)	$210	$260	approx. $90
Capital improvements at existing locations and cemetery development expenditures	$235 - $255	$235 - $255	$85 - $105
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2021 excludes the following because this information is not currently available for 2021: Expenses net of insurance recoveries related to weather events and hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures”.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Thursday, October 28, 2021, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 4737909. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through November 4, 2021 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 10160350. Additionally, a replay of the conference call will be available on our website for approximately three months.

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ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance. We offer families exceptional service in planning life celebrations and personalized remembrances. Our Dignity Memorial® brand serves approximately 500,000 families each year with professionalism, compassion, and attention to detail. At September 30, 2021, we owned and operated 1,453 funeral service locations and 485 cemeteries (of which 298 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:
•Continued effects from the COVID-19 pandemic could have material adverse consequences for our business and results of operations.
•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.
•The financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2020 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

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SERVICE CORPORATION INTERNATIONAL

APPENDIX: RESULTS FOR THE THIRD QUARTER OF 2021
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020

Revenue	$1,034,372	$918,241	$3,099,888	$2,541,241
Cost of revenue	(701,353)	(654,585)	(2,120,649)	(1,879,774)
Gross profit	333,019	263,656	979,239	661,467
Corporate general and administrative expenses	(36,477)	(40,986)	(102,248)	(109,968)
Gains on divestitures and impairment charges, net	7,804	543	15,232	5,825
Operating income	304,346	223,213	892,223	557,324
Interest expense	(38,618)	(40,721)	(111,865)	(126,839)
Losses on early extinguishment of debt, net	—	(18,278)	(5,226)	(18,428)
Other income, net	8,218	629	9,214	548
Income before income taxes	273,946	164,843	784,346	412,605
Provision for income taxes	(64,003)	(37,351)	(187,659)	(97,559)
Net income	209,943	127,492	596,687	315,046
Net income attributable to noncontrolling interests	(88)	(77)	(248)	(182)
Net income attributable to common stockholders	$209,855	$127,415	$596,439	$314,864
Basic earnings per share:
Net income attributable to common stockholders	$1.25	$0.72	$3.54	$1.77
Basic weighted average number of shares	167,417	175,982	168,586	178,238
Diluted earnings per share:
Net income attributable to common stockholders	$1.23	$0.72	$3.49	$1.74
Diluted weighted average number of shares	170,005	178,140	171,057	180,463

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Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$406,947	$230,857
Receivables, net	99,996	92,939
Inventories	24,646	23,929
Other	40,274	28,427
Total current assets	571,863	376,152
Preneed receivables, net and trust investments	5,823,805	5,345,720
Cemetery property	1,865,480	1,879,340
Property and equipment, net	2,160,717	2,133,664
Goodwill	1,884,189	1,880,007
Deferred charges and other assets, net	1,113,507	1,080,053
Cemetery perpetual care trust investments	1,950,630	1,820,489
Total assets	$15,370,191	$14,515,425

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$623,348	$575,948
Current maturities of long-term debt	65,811	228,352
Income taxes payable	35,103	11,634
Total current liabilities	724,262	815,934
Long-term debt	3,759,974	3,514,182
Deferred revenue, net	1,527,079	1,488,909
Deferred tax liability	429,491	437,308
Other liabilities	444,483	420,039
Deferred receipts held in trust	4,606,817	4,272,382
Care trusts’ corpus	1,936,190	1,814,050
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 176,391,170 and 174,792,272 shares issued, respectively, and 166,080,826 and 170,717,236 shares outstanding, respectively	166,081	170,717
Capital in excess of par value	989,834	981,934
Retained earnings	746,019	560,731
Accumulated other comprehensive income	39,961	39,366
Total common stockholders’ equity	1,941,895	1,752,748
Noncontrolling interests	—	(127)
Total equity	1,941,895	1,752,621
Total liabilities and equity	$15,370,191	$14,515,425

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Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$596,687	$315,046
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	5,226	18,428
Depreciation and amortization	119,200	116,453
Amortization of intangibles	15,095	17,056
Amortization of cemetery property	75,394	56,854
Amortization of loan costs	4,736	3,971
Provision for expected credit losses	8,545	12,016
(Benefit from) provision for deferred income taxes	(8,125)	17,217
Gains on divestitures and impairment charges, net	(15,232)	(5,825)
Share-based compensation	10,630	10,571
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Increase in receivables	(9,921)	(1,231)
Increase in other assets	(39,681)	(24,262)
Increase in payables and other liabilities	84,404	51,989
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(246,867)	(89,220)
Increase in deferred revenue, net	92,991	65,982
Increase (decrease) in deferred receipts held in trust	37,280	(5,608)
Net cash provided by operating activities	730,362	559,437
Cash flows from investing activities:
Capital expenditures	(177,767)	(155,597)
Business acquisitions, net of cash acquired	(9,221)	(29,801)
Real estate acquisitions	(15,642)	(51,434)
Proceeds from divestitures and sales of property and equipment	25,602	12,946
Payments for Company-owned life insurance policies	(3,666)	(5,036)
Proceeds from Company-owned life insurance policies and other	—	3,519
Net cash used in investing activities	(180,694)	(225,403)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	820,000	1,495,000
Debt issuance costs	(13,640)	(14,501)
Scheduled payments of debt	(27,110)	(25,467)
Early payments and extinguishment of debt	(699,837)	(1,371,840)
Principal payments on finance leases	(25,421)	(30,612)
Proceeds from exercise of stock options	34,521	16,999
Purchase of Company common stock	(344,373)	(329,123)
Payments of dividends	(109,285)	(101,472)
Bank overdrafts and other	(3,497)	9,800
Net cash used in financing activities	(368,642)	(351,216)
Effect of foreign currency	(197)	(2,329)
Net increase (decrease) in cash, cash equivalents, and restricted cash	180,829	(19,511)
Cash, cash equivalents, and restricted cash at beginning of period	238,610	242,620
Cash, cash equivalents, and restricted cash at end of period	$419,439	$223,109

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Consolidated funeral:
Atneed revenue	$318.4	$275.1	$938.8	$796.0
Matured preneed revenue	172.4	164.2	522.1	486.2
Core revenue	490.8	439.3	1,460.9	1,282.2
Non-funeral home revenue	18.5	15.6	55.1	44.2
Recognized preneed revenue	45.6	32.7	120.4	93.2
Other revenue	37.4	31.0	107.0	84.9
Total revenue	$592.3	$518.6	$1,743.4	$1,504.5

Gross profit	$165.0	$124.1	$464.2	$343.7
Gross profit percentage	27.9%	23.9%	26.6%	22.8%

Funeral services performed	94,239	90,575	286,331	267,644
Average revenue per service	$5,404	$5,022	$5,295	$4,956

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Consolidated cemetery:
Atneed property revenue	$46.0	$34.1	$125.4	$87.5
Atneed merchandise and service revenue	77.5	69.2	231.7	191.9
Total atneed revenue	123.5	103.3	357.1	279.4
Recognized preneed property revenue	201.9	190.1	643.0	458.3
Recognized preneed merchandise and service revenue	85.0	80.9	258.5	219.5
Total recognized preneed revenue	286.9	271.0	901.5	677.8
Core revenue	410.4	374.3	1,258.6	957.2
Other cemetery revenue	31.7	25.3	97.9	79.6
Total revenue	$442.1	$399.6	$1,356.5	$1,036.8

Gross profit	$168.0	$139.5	$515.0	$317.8
Gross profit percentage	38.0%	34.9%	38.0%	30.7%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended September 30, 2021 and 2020. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2020 and ending September 30, 2021.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three months ended September 30,
	2021	2020	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$312.6	$271.6	$41.0	15.1%
Matured preneed revenue (2)	170.6	163.2	7.4	4.5%
Core revenue (3)	483.2	434.8	48.4	11.1%
Non-funeral home revenue (4)	18.2	15.6	2.6	16.7%
Recognized preneed revenue (5)	45.1	32.7	12.4	37.9%
Other revenue (6)	37.3	30.9	6.4	20.7%
Total comparable revenue	$583.8	$514.0	$69.8	13.6%

Comparable gross profit	$163.8	$123.9	$39.9	32.2%
Comparable gross profit percentage	28.1%	24.1%	4.0%

Comparable funeral services performed:
Atneed	53,291	49,953	3,338	6.7%
Matured preneed	26,613	27,539	(926)	(3.4)%
Total core	79,904	77,492	2,412	3.1%
Non-funeral home	12,845	12,127	718	5.9%
Total comparable funeral services performed	92,749	89,619	3,130	3.5%
Comparable core cremation rate	52.8%	52.2%	0.6%
Total comparable cremation rate (7)	59.2%	58.5%	0.7%

Comparable funeral average revenue per service:
Atneed	$5,866	$5,437	$429	7.9%
Matured preneed	6,410	5,926	484	8.2%
Total core	6,047	5,611	436	7.8%
Non-funeral home	1,417	1,286	131	10.2%
Total comparable average revenue per service	$5,406	$5,026	$380	7.6%

Comparable funeral preneed sales production:
Total preneed sales	$284.2	$233.8	$50.4	21.6%
Core contracts sold	37,237	33,175	4,062	12.2%
Non-funeral home contracts sold	20,205	16,602	3,603	21.7%
Core average revenue per contract sold	$6,078	$5,636	$442	7.8%
Non-funeral home average revenue per contract sold	$2,864	$2,821	$43	1.5%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Recognized preneed revenue represents travel protection, net and merchandise sold on a preneed contract and delivered before death has occurred.
(6)Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).
•Total comparable funeral revenue increased by $69.8 million, or 13.6%, in the third quarter of 2021 compared to the same period of 2020, primarily driven by significant growth in core funeral revenue of $48.4 million, recognized preneed revenue of $12.4 million, and other revenue of $6.4 million.

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•The growth in core funeral revenue of $48.4 million, or 11.1%, was primarily the result of a 7.8% increase in core average revenue per service and a 3.1% increase in core funeral services performed. The comparable core cremation rate grew by 60 basis points to 52.8%.
•Non-funeral home revenue increased $2.6 million, or 16.7%, as a result of a 10.2% higher average revenue per service and services performed growth of 5.9%.

•Recognized preneed revenue is higher by $12.4 million, or 37.9%, over the prior year quarter. This growth is primarily driven by a 23.6% increase in preneed funeral sales production through our non-funeral home channel as described below.

•Other revenue grew $6.4 million, or 20.7%, as a result of an increase in general agency revenue from a 25.3% increase in comparable preneed funeral insurance production during the quarter.

•Comparable funeral gross profit increased $39.9 million to $163.8 million and the gross profit percentage improved 400 basis points to 28.1%. The incremental margin on the revenue growth more than offset somewhat higher fixed costs in the current quarter relative to the prior year as staffing and service levels normalized, driven by our customers' desire for more robust remembrances and celebrations. Additionally, maintenance expenses were temporarily higher associated with various storms and hurricanes as well as catch up on deferred maintenance needs.
•Comparable preneed funeral sales production grew $50.4 million, or 21.6%, in the third quarter of 2021 compared to 2020. We experienced a 21.1% increase at our core funeral locations and a 23.6% increase in preneed production through our non-funeral home channel. The elevated comparable preneed funeral sales production during the quarter was bolstered by continued growth in digital and direct mail leads, as well as the return of local marketing events and in-person seminars.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended September 30, 2021 and 2020. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2020 and ending September 30, 2021.

(Dollars in millions)	Three months ended September 30,
	2021	2020	Var	%
Comparable cemetery revenue:
Atneed property revenue	$46.0	$34.1	$11.9	34.9%
Atneed merchandise and service revenue	77.4	69.2	8.2	11.8%
Total atneed revenue (1)	123.4	103.3	20.1	19.5%
Recognized preneed property revenue	201.8	190.0	11.8	6.2%
Recognized preneed merchandise and service revenue	84.9	80.9	4.0	4.9%
Total recognized preneed revenue (2)	286.7	270.9	15.8	5.8%
Core revenue (3)	410.1	374.2	35.9	9.6%
Other revenue (4)	31.8	25.2	6.6	26.2%
Total comparable revenue	$441.9	$399.4	$42.5	10.6%

Comparable gross profit	$168.0	$139.8	$28.2	20.2%
Comparable gross profit percentage	38.0%	35.0%	3.0%

Comparable cemetery preneed and atneed sales production:
Property	$255.7	$228.6	$27.1	11.9%
Merchandise and services	201.7	181.0	20.7	11.4%
Discounts and other	(4.1)	(2.5)	(1.6)	(64.0)%
Preneed and atneed sales production	$453.3	$407.1	$46.2	11.3%

Recognition rate (5)	90.5%	91.9%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Comparable cemetery revenue grew $42.5 million, or 10.6%, in the third quarter of 2021 compared to the third quarter of 2020. The increase was primarily due to a $35.9 million, or 9.6%, growth in core revenue.

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•The core revenue growth of $35.9 million was a result of a $20.1 million, or 19.5%, increase in atneed revenue that was realized by both higher sales averages and contract velocity across service, merchandise and property sales. Additionally, recognized preneed revenue increased $15.8 million, or 5.8%, driven by strong comparable preneed cemetery sales production for the period as described below.
•Other revenue was higher by $6.6 million, or 26.2%, compared to the prior year quarter primarily from an increase in endowment care trust fund income due to higher ordinary income, capital gains, and other distributions.
•Comparable cemetery gross profit increased $28.2 million to $168.0 million. The gross profit percentage improved to 38.0% from 35.0%, primarily resulting from the revenue growth described above. The incremental margin on the revenue growth more than offset slightly higher fixed costs in the current quarter relative to the prior year as staffing and service levels continued to normalize driven by customer interaction and increased maintenance expenses.
•Comparable preneed cemetery sales production growth of $24.6 million, or 8.2%, was driven primarily by significant improvement in sales averages and large sales activity. Comparable preneed cemetery sales production continues to benefit from a more productive and efficient sales force, with better utilization of our customer relationship management system. The sales averages benefited from our continued investment in high-quality inventory at moderately higher price points.
Other Financial Results
•Corporate general and administrative expenses decreased $4.5 million to $36.5 million in the third quarter of 2021. This was primarily related to lower workers compensation, general liability and auto liability insurance accruals in the current year and higher charitable contributions in the prior year.
•Other income, net increased $7.6 million to $8.2 million during the third quarter of 2021, primarily due to a cash receipt from a vendor waiver and release agreement.
•Interest expense decreased $2.1 million to $38.6 million in the third quarter of 2021 primarily due to lower interest rates on our floating rate debt.
•The GAAP effective income tax rate for the third quarter of 2021 was 23.4%, up from 22.7% in the prior year quarter. In addition to higher earnings, current year effective tax rates are higher compared to the prior year due to a favorable change in estimate in the finalization of the 2019 tax return in the prior year, partially offset by fewer excess tax benefits recognized on the settlement of employee share-based awards in the prior year.
Cash Flow and Capital Spending

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$240.6	$195.1	$730.4	$559.4
Cash received from a vendor waiver and release agreement payment	(8.3)	—	(8.3)	—
Net cash provided by operating activities excluding special items	$232.3	$195.1	$722.1	$559.4
Cash taxes included in net cash provided by operating activities	$66.8	$95.2	$168.8	$96.9
Net cash provided by operating activities increased $45.5 million to $240.6 million in the third quarter of 2021 compared to $195.1 million in the third quarter of 2020. The third quarter of 2021 benefited from a cash receipt of $8.3 million from a vendor waiver and release agreement. Net cash provided by operating activities excluding special items was $232.3 million in the third quarter of 2021 compared to $195.1 million in third quarter of 2020. The increase was primarily driven by strong growth in gross profit in both our funeral and cemetery segments of $69.4 million as well as a benefit in the current quarter of lower cash tax payments of $28.5 million. These benefits were partially offset by working capital uses, the most significant being the payment of $34.9 million in payroll taxes, which was higher than prior year due to timing related to the CARES Act in 2020.

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A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Capital improvements at existing operating locations	$39.9	$20.6	$100.1	$63.8
Development of cemetery property	25.4	20.1	50.0	65.4
Capital improvements at existing operating locations and cemetery development expenditures	65.3	40.7	150.1	129.2
Growth capital expenditures/construction of new funeral service locations	9.3	10.1	27.7	26.4
Total capital expenditures	$74.6	$50.8	$177.8	$155.6

Total capital expenditures increased in the current quarter by $23.8 million, primarily due to an increase in capital improvements at existing operating locations and increased spend on cemetery property development as we returned to more normal levels of capital expenditures compared to 2020.
Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of September 30, 2021 is set forth below:

	Three Months	Nine Months
Preneed funeral	(0.5)%	10.0%
Preneed cemetery	(0.4)%	10.8%
Cemetery perpetual care	(0.1)%	9.5%
Combined trust funds	(0.3)%	10.1%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three months ended September 30,
	2021		2020
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$209.9	$1.23	$127.4	$0.72
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(7.8)	(0.05)	(0.5)	—
Loss on early extinguishment of debt, net	—	—	18.3	0.10
Vendor waiver and release agreement cash receipts	(8.3)	(0.05)	—	—
Tax reconciling items:
Tax effect from special items above	3.9	0.03	(4.6)	(0.03)
Earnings excluding special items and diluted earnings per share excluding special items	$197.7	$1.16	$140.6	$0.79

Diluted weighted average shares outstanding		170.0		178.1

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(Dollars in millions, except diluted EPS)	Nine months ended September 30,
	2021		2020
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$596.4	$3.49	$314.9	$1.74
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(15.2)	(0.09)	(5.8)	(0.03)
Losses on early extinguishment of debt, net	5.2	0.03	18.4	0.10
Vendor waiver and release agreement cash receipts	(8.3)	(0.05)	—	—
Tax reconciling items:
Tax effect from special items above	4.9	0.03	(3.4)	(0.01)
Earnings excluding special items and diluted earnings per share excluding special items	$583.0	$3.41	$324.1	$1.80

Diluted weighted average shares outstanding		171.1		180.5

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